UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: September 5, 2025 (Date of earliest event reported)

i-80 GOLD CORP.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia	001-41382	N/A
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

5190 Neil Road, Suite 460, Reno, Nevada United States 89502

(Address of principal executive offices) (Zip Code)

(775) 525-6450

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	IAUX	NYSE American LLC
Warrants to Purchase Common Shares	IAUX.WS	NYSE American LLC
Common Shares	IAU	The Toronto Stock Exchange
Warrants to Purchase Common Shares	IAU.WT.U	The Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On September 5, 2025, i-80 Gold Corp. (the “Company”) issued a press release titled “i-80 Gold Receives Construction Permits and Initiates Underground Development at Archimedes.” The Company also issued a press release on September 10, 2025, titled “i-80 Gold Reports Initial Assay Results from Granite Creek Underground and Provides Infill Drilling Update at High-Grade Cove Project.” Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 and Exhibit 99.2 attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events

The Company recently provided an update on its new development plan, which outlines a path for advancing the Company’s Nevada gold projects and creating a mid-tier gold producer. As part of the new development plan, the Company released initial assessments in the first quarter of 2025 for five projects, and continues to advance permitting, technical, and development work on these projects.

The Company recently received all of the required permits and commenced construction at the Archimedes project (“Archimedes” or the “Project”) in connection with Phase One of its development plan.

The environmental permits secured from both the Nevada Division of Environmental Protection and the Bureau of Land Management allow the Company to proceed with underground mining activities. Located on the Ruby Hill property (the “Property”) in Nevada, U.S., Archimedes is the Company’s second planned underground mine and lies approximately 180 kilometers from the Company’s wholly owned Lone Tree autoclave and carbon-in-leach (“CIL”) processing facility (see Figure 1 below). Archimedes is expected to begin contributing to gold output in the fourth quarter of 2026 (see Figure 2 below).

The Company’s three-phase development plan is expected to increase gold output to an annual target of 600,000 ounces in the early 2030s(1). Phase One of the development plan includes the ramp up of Granite Creek underground, construction of Archimedes, as well as the refurbishment and commissioning of the Lone Tree autoclave and CIL processing facility. The Lone Tree refurbishment Class 3 engineering study remains on schedule for completion in the fourth quarter of 2025, followed by the feasibility study for Granite Creek Underground planned for completion in the first quarter of 2026.

Under the SEC’s mining disclosure rules in Subpart 1300 of Regulation S-K (“S-K 1300”), all of our properties are exploration stage as no mineral reserves have been determined.

Permitting

The current phase of permitting and development at Archimedes covers mining activities above the 5100-foot elevation, a threshold consistent with previously approved permits for open pit mining on the Property (see Figure 3 below). This phase of the Project is anticipated to provide development and production mining into the first half of 2028. Permitting activities below the 5100-foot elevation are underway with an estimated completion in the first half of 2027. This phased approach to permitting allows the Company to begin mining the Archimedes upper zone while simultaneously pursuing the remaining technical work and permits for the lower zone.

Development Work

The construction of surface infrastructure, such as a maintenance shop and offices, to support the Archimedes underground portal is complete (see Figure 4 below). Utilities such as water, power and compressed air are in place, and the highwall around the portals has been secured. Small Mine Development, L.L.C. (“SMD”) has been contracted to develop Archimedes to the 5100-foot elevation and is currently mobilized to advance the development drift. Underground development above the 5100-foot elevation is expected to be completed by mid-2027 and will include two underground portals, the main haulage decline, a series of raises for ventilation and secondary access, exploration bays and supporting infrastructure. The development contract with SMD is consistent with the cost estimates outlined in the Preliminary Economic Assessment of the Ruby Hull Project (“PEA”) filed on March 31, 2025.

Next Steps to Feasibility Study

The timing of the infill drill program and Archimedes feasibility study has been accelerated by approximately 12 months compared to the timing outlined in the PEA. Accelerating the drill program and feasibility study is expected to increase the cost of drilling by a range of approximately $10 million to $25 million primarily due to drilling from higher elevations resulting in longer drill holes.

Initial infill drilling of the upper zone is scheduled to begin from underground in the fourth quarter of 2025, followed by underground infill drilling of the lower zone planned in the first quarter of 2026. Collectively, these infill programs are anticipated to include more than 175 holes for approximately 60,000 meters of core. Results from the infill drilling will be included in a feasibility study which is targeted for completion in the first quarter of 2027.

The next steps will focus on three areas: resource drilling, permitting, and metallurgical testing. Resource conversion drilling will commence as the underground decline advances with results incorporated into an updated resource model. On permitting, related actions to meet National Environmental Policy Act and Nevada Department of Environmental Protection requirements for mining below the 5100-foot elevation will be carried out. Metallurgical test work will target initial Ruby Hill production areas to confirm metallurgical recoveries with the anticipated Lone Tree process conditions, including comminution, pressure oxidation under both alkaline and acidic conditions, and CIL testing on oxide material.

This anticipated Archimedes feasibility study will be prepared in accordance with National Instrument 43-101 - Standards of Disclosure for Mineral Projects (“NI 43-101”) and S-K 1300 with an updated mineral resource estimate.

Cautionary Statement on Forward Looking Information

Certain information set forth in this report, including but not limited to management’s assessment of the Company’s future plans and operations, the perceived merit of projects or deposits, and the impact and anticipated timing of the Company’s development plan and recapitalization plan, outlook on gold output, the anticipated growth expenditures, the anticipated timing of permitting, production, project development or technical studies constitutes forward looking statements or forward-looking information within the meaning of applicable securities laws. All statements other than statements of historical fact are forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “continues”, “forecasts”, “projects”, “predicts”, “intends”, “anticipates” or “believes”, or variations of, or the negatives of, such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved. Readers are cautioned that the assumptions used in the preparation of information, although considered reasonable at the time of preparation, may prove to be inaccurate and, as such, reliance should not be placed on forward-looking statements. The Company’s actual results, performance or achievement could differ materially from those expressed in, or implied by, these forward-looking statements and, accordingly, no assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what benefits, if any, that the Company will derive therefrom. By their nature, forward looking statements are subject to numerous risks and uncertainties, some of which are beyond the Company’s control, including general economic and industry conditions, volatility of commodity prices, title risks and uncertainties, ability to access sufficient capital from internal and external sources such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. The Company’s ability to refinance its indebtedness will depend on the capital markets and its financial condition at such time, currency fluctuations, construction and operational risks, licensing and permit requirements, environmental risks, competition from other industry participants, the lack of availability of qualified personnel or management, imprecision of mineral resource, or production estimates.

Please see “Risks Factors” in the Form 10-K for the fiscal year ended December 31, 2024 for more information regarding risks pertaining to the Company, which is available on EDGAR at www.sec.gov/edgar and SEDAR+ at www.sedarplus.ca. Readers are encouraged to carefully review these risk factors as well as the Company’s other filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators. All forward-looking statements contained in this report speak only as of the date of this report or as of the dates specified in such statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise except as required by applicable law.

Additional information relating to i-80 Gold can be found on i-80 Gold’s website at www.i80gold.com, SEDAR+ at www.sedarplus.ca, and on EDGAR at www.sec.gov/edgar.

Endnotes

(1)

Consolidated production estimates and average annual production targets include the Cove Project, Archimedes Underground Project, Mineral Point Open Pit Project, Granite Creek Underground Project, and Granite Creek Open Pit Project and are based on the most recent life-of-mine production schedules disclosed in the latest technical studies filed for each respective project and related property. These anticipated production figures are preliminary in nature and are based on mineral resources, which do not have demonstrated economic viability, and which are not mineral reserves. In addition, each of the foregoing technical reports are preliminary economic assessments/initial assessment that are preliminary in nature and each include an economic analysis that is based, in part, on inferred mineral resources. Inferred mineral resources are considered too speculative geologically to have for the application of economic considerations applied to them that would enable them to be categorized as mineral reserves. As such, there is no certainty that the production targets will be realized. The production target is also pending the completion of the autoclave refurbishment Class 3 engineering study (where a series of trade-off scenarios will be considered comparing full autoclave refurbishment to alternate toll milling and ore purchase agreement options that could potentially be available), Board approval, and the successful funding, development, and commissioning of the Company’s Lone Tree autoclave processing facility. The production target presented herein is a Company goal and not a projection of results and should not be taken as production guidance.

Figure 1: Regional map of i-80 Gold assets in northern Nevada.

Figure 2: i-80 Gold’s three-phase development plan.

Figure 3: Archimedes longitudinal section of mineralized bodies (looking west).

Figure 4: Overview photograph of the Archimedes underground planned portals and surface facilities.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated September 5, 2025, issued by i-80 Gold Corp. relating to receipt of construction permits and development at Archimedes.

99.2	Press Release dated September 10, 2025, issued by i-80 Gold Corp. relating to Granite Creek Underground Assay Results and Infill Drilling Updates at Cove Underground Project

104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2025	i-80 GOLD CORP.

	By:	/s/ Ryan Snow
Ryan Snow
Chief Financial Officer